UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 23, 2015

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 23, 2015, William T. Fejes, Jr. delivered notice of his resignation from the Board of Directors (the “Board”) of Broadwind Energy, Inc. (the “Company”), effective immediately.  Mr. Fejes’ resignation from the Board did not involve any disagreement on any matter relating to the Company’s operations, policies or practices.

Mr. Fejes was the chairman of the Board’s Governance/Nominating Committee and also served on the Board’s Audit Committee.  Upon the effective date of Mr. Fejes’ resignation, (i) David P. Reiland replaced Mr. Fejes as the chairman of the Governance/Nominating Committee, (ii) Terence P. Fox replaced Mr. Fejes on the Audit Committee, and (iii) Thomas A. Wagner joined the Governance/Nominating Committee.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

February 24, 2015	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner Executive Vice President, Chief Financial Officer & Treasurer (Principal Financial Officer)